NEWS RELEASE	For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the Fourth Quarter and Full Year of 2013

-	Operating Income, as Adjusted, Increases 57 Percent to $38.3 Million in Fourth Quarter and 61 Percent to $131.0 Million for Full Year; Operating Income Increases to $33.9 Million in Fourth Quarter and $113.5 Million for Full Year

-	Earnings per Diluted Common Share Increase 77 Percent in Fourth Quarter to $2.65 and 91 Percent to $8.92 for Full Year

-	Total Sales Increase 20 Percent to $4.6 Billion in Fourth Quarter from $3.9 Billion; Full-Year Sales Increase 48 Percent to $21.3 Billion

-	Long-Term Open-End Mutual Fund Sales Increase 20 Percent to $4.1 Billion in Fourth Quarter from $3.4 Billion; Net Flows of $0.8 Billion

Hartford, CT, January 28, 2014 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported growth in operating income, as adjusted, in the fourth quarter and the full year of 2013 as a result of higher revenues from continued strong mutual fund sales and positive flows.

Operating income, as adjusted, was $38.3 million for the quarter ended December 31, 2013, an increase of 57 percent from $24.5 million in the fourth quarter of 2012 and 7 percent from $35.8 million in the third quarter of 2013. The related margin was 48 percent, compared with 41 percent for the prior-year quarter and 48 percent in the third quarter of 2013. Operating income, as adjusted, was $131.0 million for the full year, a 61 percent increase from $81.5 million in 2012; the related margin increased to 45 percent from 38 percent.

Operating income for the fourth quarter of 2013 was $33.9 million, a 66 percent increase from $20.5 million in the fourth quarter of 2012 and 7 percent from $31.6 million in the third quarter of 2013. For the full year, operating income increased 88 percent to $113.5 million from $60.4 million.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Net income attributable to common stockholders was $24.8 million or $2.65 per fully diluted common share for the fourth quarter of 2013, an increase from $12.2 million or $1.50 per share in the fourth quarter of 2012, and $21.1 million or $2.56 per share in the third quarter of 2013. The respective quarters included unrealized gains on marketable securities of $0.24, $0.09, and $0.11 per diluted share. Average fully diluted shares outstanding increased sequentially to 9.3 million in the fourth quarter of 2013 from 8.2 million as a result of the company’s equity offering in September. For the full year, net income attributable to common stockholders increased to $75.2 million or $8.92 per share from $37.6 million or $4.66 per share in 2012.

Assets under management increased 27 percent to $57.7 billion at December 31, 2013 from $45.5 billion at December 31, 2012 and 5 percent from $55.0 billion at September 30, 2013. Long-term assets under management were $56.2 billion at the end of the fourth quarter, an increase of 29 percent from December 31, 2012 assets of $43.5 billion and 5 percent from September 30, 2013 assets of $53.4 billion.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2013	12/31/2012	Change	9/30/2013	Change	12/31/2013	12/31/2012	Change
Ending Assets Under Management (in billions)	$57.7	$45.5	27%	$55.0	5%	$57.7	$45.5	27%
Average Assets Under Management (in billions)	$56.6	$44.0	29%	$54.0	5%	$53.0	$39.6	34%

Gross Sales (in millions)	$4,619.7	$3,850.7	20%	$4,869.1	(5)%	$21,326.6	$14,447.4	48%
Net Flows (in millions)	$597.3	$1,686.7	(65)%	$1,246.0	(52)%	$8,081.5	$6,730.7	20%

Revenue	$106,498	$78,919	35%	$100,409	6%	$389,215	$280,086	39%
Revenue, as adjusted (1)	$79,974	$59,151	35%	$75,066	7%	$291,416	$211,645	38%

Operating expenses	$72,606	$58,447	24%	$68,779	6%	$275,711	$219,641	26%
Operating expenses, as adjusted (1)	$41,628	$34,654	20%	$39,227	6%	$160,427	$130,190	23%

Operating income	$33,892	$20,472	66%	$31,630	7%	$113,504	$60,445	88%
Operating income, as adjusted (1)	$38,346	$24,497	57%	$35,839	7%	$130,989	$81,455	61%

Net income	$26,860	$12,314	118%	$21,302	26%	$77,130	$37,773	104%
Net income attributable to common stockholders	$24,756	$12,213	103%	$21,089	17%	$75,190	$37,608	100%
Avg. shares outstanding - diluted (in thousands)	9,347	8,126	15%	8,227	14%	8,433	8,073	4%
Earnings per share - diluted	$2.65	$1.50	77%	$2.56	4%	$8.92	$4.66	91%

Operating margin	32%	26%		32%		29%	22%
Operating margin, as adjusted (1)	48%	41%		48%		45%	38%

(1) See "Schedule of Non-GAAP Information" at the end of the release

Management Commentary

"We generated very strong sales and earnings during 2013 and ended the year with our highest level of revenues, earnings and margin,” said George R. Aylward, president and chief executive officer. “These results are attributable to our broad array of differentiated products from high-quality boutique managers and our effective distribution. The strength of our products and distribution, combined with our solid capital position, allows us to take advantage of our multiple growth opportunities.”

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Operating income, as adjusted, increased 61 percent for the full year as result of the company’s growing asset base, the benefit of the company’s variable cost structure, and the inherent leveragability of the business. Assets under management increased by 27 percent as a result of continued strong net flows and market appreciation.

Total sales for the full year grew by 48 percent to $21.3 billion and included a 55 percent increase in long-term open-end mutual fund sales, and the company’s market share with financial intermediaries grew as a result of mutual fund net flows of $8.1 billion. Aylward attributed the sales and positive net flows to the company’s range of diverse investment strategies that allowed the company to maintain strong sales even though investor preferences shifted throughout the year. The company’s sales during the year were reflective of general industry trends, with growing interest in domestic equity and alternative strategies in the second half of the year after demand declined for emerging markets and fixed income products that previously generated significant flows.

Aylward said the industry is seeing growing interest among investors for alternative strategies, and in 2013 Virtus added a new affiliate, Cliffwater Investments, to expand its alternative product offerings. “Investors are increasingly interested in non-traditional investments with lower correlation to the market, and our new products will offer distinctive strategies from institutional-quality alternative managers.” Virtus expects to launch three funds subadvised by Cliffwater Investments in the early part of 2014.

“We are pleased with the solid financial and operating results we achieved in 2013 and are confident that our product and distribution strategies and our strong capital position give us multiple opportunities for future growth,” Aylward said. "As we mark our fifth year as a public company, we have leveraged the advantages of our multi-manager model and successfully executed on our strategy to offer distinctive, attractive products through broad distribution. As a result, we have delivered consistent sales and flows, and created long-term value for our clients and shareholders.”

Asset Flows and Assets Under Management

Total and long-term assets under management increased significantly as a result of strong sales and net flows from long-term open-end mutual funds and market appreciation.

▪	Total sales increased 20 percent to $4.6 billion in the fourth quarter from $3.9 billion in the fourth quarter of 2012 and compared with $4.9 billion in the third quarter of 2013. For the full year, sales increased 48 percent to $21.3 billion from $14.4 billion in 2012. Positive net flows were $0.6 billion in the fourth quarter, compared with $1.7 billion in the prior year quarter and $1.2 billion in the third quarter of 2013.

▪	Sales of long-term open-end mutual funds in the fourth quarter of 2013 were $4.1 billion, an increase of 20 percent from $3.4 billion in the fourth quarter of 2012 and compared with sales of $4.3 billion in the third quarter of 2013. Sales of domestic equity, alternative and taxable bond funds were higher on a sequential quarter basis, but were offset by lower sales for international equity funds consistent with demand trends in the market. Full-year sales of $19.1 billion were 55 percent greater than $12.3 billion in 2012 and represented an annual sales rate of 74 percent.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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▪	Long-term open-end funds generated $0.8 billion of positive net flows in the fourth quarter compared with $1.7 billion in the fourth quarter of 2012 and $1.1 billion from the third quarter of 2013. For the full year, positive net flows were $8.1 billion, or 26 percent greater than 2012’s net flows of $6.4 billion. The 31 percent annual organic growth rate for long-term funds (net flows divided by beginning-of-period assets) remained significantly above industry averages.

▪	Assets under management at December 31, 2013 increased by 27 percent to $57.7 billion from $45.5 billion at December 31, 2012 as a result of positive net flows of $8.1 billion and market appreciation of $4.9 billion. Total assets increased by 5 percent on a sequential basis primarily as a result of an 8 percent increase in equity and alternative assets. Long-term assets increased by 29 percent to $56.2 billion from year-end 2012 as a result of both positive net flows and market appreciation.

▪	Average assets under management, which correspond to the company’s fee-earning asset levels, were $56.6 billion at December 31, 2013, up 29 percent from $44.0 billion at December 31, 2012 and 5 percent from September 30, 2013.

Revenue

Revenue increased from prior periods primarily as a result of the substantial growth of open-end mutual funds from consistently positive net flows.

▪	Revenues increased 35 percent to $106.5 million in the fourth quarter from $78.9 million in the fourth quarter of 2012 and by 6 percent on a sequential basis, primarily as a result of higher fees from the company’s growing asset base. For the year, total revenues increased 39 percent to $389.2 million from $280.1 million.

▪	Revenues, as adjusted, increased by 35 percent to $80.0 million in the fourth quarter from $59.2 million in the prior year quarter and by 7 percent from $75.1 million in the third quarter. For the full year, revenues, as adjusted, increased 38 percent to $291.4 million from $211.6 million as a result of the higher asset levels and an increase in the average net fee rate.

▪	Investment management fees increased 34 percent to $71.2 million from $53.2 million in the fourth quarter of 2012 and 6 percent on a sequential basis from $67.1 million. The increase reflects the 45 percent increase in average open-end fund assets from the prior year. The average fee rate in the quarter increased to 50.0 basis points from 48.0 basis points in the fourth quarter of 2012 primarily due to increased assets in higher fee products.

▪	Administration and transfer agent fees in the fourth quarter increased 35 percent to $12.9 million from $9.6 million in the prior year and by 4 percent from $12.5 million in the prior quarter as a result of higher average long-term open-end mutual fund assets. For the full year, administration and transfer agent fees increased 43 percent to $48.2 million from $33.8 million in 2012.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Expenses

Operating expenses increased in the fourth quarter and the full year reflecting the growth of the company’s business; in addition, the change for the full year reflects the acquisition of a new affiliate in 2012.

▪	Total operating expenses were $72.6 million in the fourth quarter, compared with $58.4 million in fourth quarter of 2012 and $68.8 million in the third quarter of 2013, reflecting higher variable distribution and compensation costs. Full-year total operating expenses were $275.7 million compared with $219.6 million in 2012.

▪	Fourth quarter operating expenses, as adjusted, which exclude certain charges such as distribution and administration expenses, stock-based compensation, depreciation and amortization, and restructuring charges, were $41.6 million, compared with $34.7 million in the fourth quarter of 2012 and $39.2 million in the third quarter of 2013. Full-year operating expenses, as adjusted, were $160.4 million compared with $130.2 million in the prior year.

▪	Employment expenses were $33.5 million in the fourth quarter compared with $27.8 million in the fourth quarter of 2012 and $33.0 million in the third quarter of 2013, primarily reflecting increases in variable incentive compensation. For the full year, employment expenses were $131.8 million compared with $105.6 million in 2012, and reflect the increases in variable incentive compensation related to higher sales and profitability as well as a full year of employment expenses related to an acquisition in the fourth quarter of 2012.

▪	The year-over-year and sequential quarterly increases in distribution and administration expenses to $26.7 million in the fourth quarter of 2013 from $19.7 million in the fourth quarter of 2012 and $25.3 million in the third quarter of 2013 primarily reflect the increase in average mutual fund assets. For the full year, distribution and administration expenses were $97.8 million compared with $72.2 million in 2012.

▪	Other operating expenses were $10.5 million in the fourth quarter, an increase from $8.7 million in the prior year quarter and from $8.5 million in the prior quarter, primarily reflecting increased retail sales and marketing activities as well as higher professional fees. For 2013, other operating expenses increased by 13 percent to $38.3 million from $34.0 million in the prior year.

Investment Capabilities

The company further expanded its product offerings with the introduction of an international equity open-end mutual fund for the U.S. market and a fixed-income strategy for international clients.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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▪	The Virtus Emerging Markets Small-Cap Fund[1] (Class A: VAESX), introduced in December, gives investors the opportunity to increase their exposure to emerging economies by investing in high-quality, small-cap companies. The fund, which is managed by Kayne Anderson Rudnick, a manager that is recognized for its quality orientation, seeks to invest in companies with market dominance, excellent management, financial strength, and consistent growth.

▪	The Virtus GF Multi-Sector Short Duration Bond Fund[2], which is managed by Newfleet Asset Management, is the first new fund the company has introduced for non-U.S. investors though its offshore collective investment vehicle (or “UCITS”) platform. The fund employs Newfleet’s multi-sector approach that has been used to manage Virtus’ Multi-Sector Short Term Bond fund for more than 20 years. The new fund seeks to provide high current income while attempting to limit the impact of interest rate fluctuations by primarily investing in short-duration, investment-quality bonds from U.S. issuers.

Investment Performance

Virtus maintained the strong relative investment performance of its open-end mutual funds with 91 percent of rated long-term open-end mutual fund assets – or 27 of 33 mutual funds – in 5-, 4-, or 3-star funds on an overall load-waived basis as of December 31, 2013, according to Morningstar3.

Twenty of the company’s 25 equity mutual funds that are eligible for Morningstar ratings, representing 87 percent of equity assets, and seven of eight fixed income funds, representing 99 percent of those assets, were rated as either 5-, 4- or 3-star funds at year-end on an overall load-waived basis.

Balance Sheet, Liquidity and Income Taxes

Working capital was $238.1 million at December 31, 2013, an increase from $39.6 million at December 31, 2012 and $226.1 million at September 30, 2013. The increase from the prior year is primarily a result of the proceeds from the company’s September 2013 equity offering.

Cash and cash equivalents were $271.0 million at December 31, 2013, compared with $63.4 million at December 31, 2012 and $244.7 million at September 30, 2013. The change from the prior year is primarily a result of the equity offering; the sequential change was primarily the result of the company’s operating cash flows, partially offset by seed investments in new products.

Seed capital invested in new investment strategies was $123.6 million at December 31, 2013 compared with $50.6 million on December 31, 2012 and $95.2 million at September 30, 2013. In the quarter, the company made $23.4 million of seed capital investments, primarily in the Virtus GF Multi-Sector Short Duration Bond Fund.

The company utilized $3.6 million of its deferred tax assets in the quarter. Net deferred tax assets available to offset future tax obligations were $64.5 million at December 31, 2013, compared with $68.1 million at September 30, 2013. The effective tax rate for the fourth quarter of 2013 was 35.0 percent; the decrease from 37.1 percent in the third quarter of 2013 was related to the impact of consolidated sponsored investment products and the release of a valuation allowance on certain capital loss and state net operating loss carryforwards. The full-year tax rate was 36.7 percent; excluding the impact on pre-tax income related to non-controlling interests, the effective tax rate was 37.3 percent.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	12/31/2013	12/31/2012	Change	9/30/2013	Change
Cash and cash equivalents	$271,014	$63,432	N/M	$244,683	11%
Investments (1)	$37,258	$18,433	102%	$29,287	27%
Net assets of consolidated sponsored investment products (2)	$98,433	$40,397	144%	$77,365	27%
Total deferred taxes, net	$64,500	$96,923	(33)%	$68,117	(5)%
Debt	$-	$15,000	N/M	$-	-
Total equity attributable to stockholders	$492,930	$244,474	102%	$465,853	6%

Working capital (3)	$238,128	$39,637	N/M	$226,149	5%

(1) Includes marketable securities, equity method investments, and non-qualified retirement plan assets

(2) For the periods ending December 31, 2013, September 30, 2013, and December 31, 2012, net assets of consolidated sponsored investment products comprise $149.2 million, $139.0 million, and $43.9 million of total assets, $8.6 million, $42.8 million, and $0.3 million of total liabilities, and $42.2 million, $18.8 million, and $3.2 million of redeemable noncontrolling interests, respectively

(3) Defined as cash and cash equivalents and accounts receivable, net, less accrued compensation and benefits and accounts payable and accrued liabilities

N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, January 29, at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 800-901-5241 if calling from within the U.S. or 617-786-2963 if calling from outside the U.S. (Passcode: 22664708). A replay of the call will be available through March 1 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 93143617). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Its affiliated managers include Cliffwater Investments, Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Kleinwort Benson Investors International, Newfleet Asset Management, Newfound Investments, Rampart Investment Management and Zweig Advisers. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Consolidated Statement of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2013	12/31/2012	Change	9/30/2013	Change	12/31/2013	12/31/2012	Change
Revenues
Investment management fees	$71,186	$53,165	34%	$67,119	6%	$260,557	$187,875	39%
Distribution and service fees	21,958	15,897	38%	20,322	8%	78,965	56,866	39%
Administration and transfer agent fees	12,937	9,580	35%	12,492	4%	48,185	33,779	43%
Other income and fees	417	277	51%	476	(12)%	1,508	1,566	(4)%
Total revenues	106,498	78,919	35%	100,409	6%	389,215	280,086	39%

Operating Expenses
Employment expenses	33,457	27,847	20%	33,022	1%	131,768	105,571	25%
Distribution and administration expenses	26,653	19,727	35%	25,253	6%	97,786	72,210	35%
Other operating expenses	10,543	8,743	21%	8,538	23%	38,321	34,017	13%
Other operating expenses of consolidated sponsored investment products	251	161	56%	231	9%	798	315	153%
Restructuring and severance	-	248	N/M	-	-	203	1,597	(87)%
Depreciation and other amortization	640	616	4%	610	5%	2,422	1,810	34%
Amortization expense	1,062	1,105	(4)%	1,125	(6)%	4,413	4,121	7%
Total operating expenses	72,606	58,447	24%	68,779	6%	275,711	219,641	26%

Operating Income	33,892	20,472	66%	31,630	7%	113,504	60,445	88%

Other Income
Realized and unrealized gain on trading securities, net	463	252	84%	1,285	(64)%	2,350	1,891	24%
Realized and unrealized gain on investments of consolidated sponsored investment products, net	5,975	1,531	N/M	324	N/M	3,515	2,072	70%
Other (expense) income, net	(8)	(22)	64%	111	N/M	74	(38)	N/M
Total other income, net	6,430	1,761	N/M	1,720	N/M	5,939	3,925	51%

Interest Income
Interest expense	(148)	(183)	19%	(207)	29%	(782)	(854)	8%
Interest and dividend income	238	335	(29)%	126	89%	664	710	(6)%
Interest and dividend income of investments of consolidated sponsored investment products	891	479	86%	600	49%	2,583	577	N/M
Total interest income, net	981	631	55%	519	89%	2,465	433	N/M
Income Before Income Taxes	41,303	22,864	81%	33,869	22%	121,908	64,803	88%
Income tax expense	14,443	10,550	37%	12,567	15%	44,778	27,030	66%
Net Income	26,860	12,314	118%	21,302	26%	77,130	37,773	104%
Noncontrolling interests	(2,104)	(101)	N/M	(213)	N/M	(1,940)	(101)	N/M
Allocation of earnings to preferred stockholders	-	-	-	-	-	-	(64)	N/M
Net Income Attributable to Common Stockholders	$24,756	$12,213	103%	$21,089	17%	$75,190	$37,608	100%
Earnings Per Share - Basic	$2.72	$1.56	74%	$2.64	3%	$9.18	$4.87	89%
Earnings Per Share - Diluted	$2.65	$1.50	77%	$2.56	4%	$8.92	$4.66	91%
Weighted Average Shares Outstanding - Basic (in thousands)	9,103	7,832	16%	7,995	14%	8,188	7,727	6%
Weighted Average Shares Outstanding - Diluted (in thousands)	9,347	8,126	15%	8,227	14%	8,433	8,073	4%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Assets Under Management - Product and Asset Class

(Dollars in millions)

	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
By product (period end):
Mutual Funds - Long-Term Open-End	$36,367.7	$34,173.0	$32,351.2	$30,552.5	$25,827.1
Mutual Funds - Closed-End	6,499.6	6,379.4	6,422.3	6,621.0	6,231.6
Mutual Funds - Money Market	1,556.6	1,610.2	1,707.7	1,742.2	1,994.1
Variable Insurance Funds	1,311.8	1,286.8	1,250.8	1,317.8	1,295.7
Separately Managed Accounts (1)	7,433.1	6,950.7	6,521.7	6,435.5	5,829.0
Institutional Products (1)	4,570.8	4,606.9	4,399.3	4,538.7	4,359.5
Total	$57,739.6	$55,007.0	$52,653.0	$51,207.7	$45,537.0

By product (average) (2)
Mutual Funds - Long-Term Open-End	$35,639.8	$33,604.3	$32,447.6	$28,389.9	$24,544.6
Mutual Funds - Closed-End	6,443.8	6,442.9	6,614.4	6,402.7	6,257.7
Mutual Funds - Money Market	1,591.4	1,672.5	1,700.6	1,838.4	1,792.7
Variable Insurance Funds	1,303.3	1,280.4	1,303.1	1,315.8	1,288.0
Separately Managed Accounts (1)	6,988.5	6,495.8	6,505.7	5,895.7	5,737.8
Institutional Products (1)	4,594.0	4,484.3	4,503.3	4,445.1	4,349.7
Total	$56,560.8	$53,980.2	$53,074.7	$48,287.6	$43,970.5

By asset class (period end):
Equity	$33,610.7	$31,595.9	$29,611.7	$28,712.6	$24,668.1
Fixed Income	15,829.4	15,855.2	16,170.9	16,100.8	14,861.2
Alternatives (3)	6,711.9	5,907.4	5,123.8	4,609.2	3,977.9
Cash Management	1,587.6	1,648.5	1,746.6	1,785.1	2,029.8
Total	$57,739.6	$55,007.0	$52,653.0	$51,207.7	$45,537.0

Assets Under Management - Average Net Management Fees Earned (4)

(In basis points)

		Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Mutual Funds - Long-Term Open-End (5) (6)	51.7	51.1	50.6	50.9	50.7
Mutual Funds - Closed-End (5)	63.9	62.5	60.8	59.3	58.9
Mutual Funds - Money Market	0.3	0.5	2.2	3.2	4.5
Variable Insurance Funds (5)	56.6	57.4	56.6	55.5	52.7
Separately Managed Accounts (1)	48.0	48.3	48.8	49.8	49.3
Institutional Products (1)	35.8	34.0	33.0	32.0	32.3
All Products	50.0	49.2	48.7	48.5	48.0

(1) Includes assets under management related to options strategies

(2) Averages are calculated as follows:

   - Mutual Funds and Variable Insurance Funds (VIF) - average daily or weekly balances

   - Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter

   - Institutional Products - average of month-end balances in quarter

(3) Includes assets under management primarily related to options, long/short strategies and real estate securities

(4) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)

(5) Average fees earned for Mutual Funds and VIF are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers

(6) Excludes the impact of consolidated sponsored investment products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.   10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

			Three Months Ended			Twelve Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012

Mutual Funds - Long-Term Open-End
Beginning balance	$34,173.0	$32,351.2	$30,552.5	$25,827.1	$23,615.7	$25,827.1	$16,896.6
Inflows	4,061.1	4,256.0	5,069.9	5,710.6	3,393.4	19,097.6	12,340.9
Outflows	(3,249.4)	(3,125.3)	(2,462.0)	(2,155.0)	(1,646.7)	(10,991.7)	(5,921.7)
Net flows	811.7	1,130.7	2,607.9	3,555.6	1,746.7	8,105.9	6,419.2
Market appreciation (depreciation)	1,277.0	635.2	(886.0)	1,098.4	475.1	2,124.6	2,542.0
Other (1)	106.0	55.9	76.8	71.4	(10.4)	310.1	(30.7)
Ending balance	$36,367.7	$34,173.0	$32,351.2	$30,552.5	$25,827.1	$36,367.7	$25,827.1

Mutual Funds - Closed-End
Beginning balance	$6,379.4	$6,422.3	$6,621.0	$6,231.6	$6,365.3	$6,231.6	$5,675.6
Inflows	-	-	-	-	-	-	444.2
Outflows	-	-	-	-	-	-	-
Net flows	-	-	-	-	-	-	444.2
Market appreciation (depreciation)	220.9	118.7	(61.6)	450.2	(43.7)	728.2	362.7
Other (1)	(100.7)	(161.6)	(137.1)	(60.8)	(90.0)	(460.2)	(250.9)
Ending balance	$6,499.6	$6,379.4	$6,422.3	$6,621.0	$6,231.6	$6,499.6	$6,231.6

Mutual Funds - Money Market
Beginning balance	$1,610.2	$1,707.7	$1,742.2	$1,994.1	$1,763.8	$1,994.1	$2,294.8
Other (1)	(53.6)	(97.5)	(34.5)	(251.9)	230.3	(437.5)	(300.7)
Ending balance	$1,556.6	$1,610.2	$1,707.7	$1,742.2	$1,994.1	$1,556.6	$1,994.1

Variable Insurance Funds
Beginning balance	$1,286.8	$1,250.8	$1,317.8	$1,295.7	$1,311.9	$1,295.7	$1,308.6
Inflows	13.5	13.1	12.3	9.8	15.5	48.7	48.0
Outflows	(59.3)	(59.4)	(65.7)	(61.0)	(60.3)	(245.4)	(238.2)
Net flows	(45.8)	(46.3)	(53.4)	(51.2)	(44.8)	(196.7)	(190.2)
Market appreciation (depreciation)	71.8	82.3	(14.1)	73.3	28.6	213.3	177.3
Other (1)	(1.0)	-	0.5	-	-	(0.5)	-
Ending balance	$1,311.8	$1,286.8	$1,250.8	$1,317.8	$1,295.7	$1,311.8	$1,295.7

Separately Managed Accounts (2)
Beginning balance	$6,950.7	$6,521.7	$6,435.5	$5,829.0	$4,531.0	$5,829.0	$3,933.8
Inflows	379.7	312.7	324.6	367.0	281.8	1,384.0	1,178.4
Outflows	(413.2)	(283.4)	(295.3)	(234.0)	(285.7)	(1,225.9)	(980.7)
Net flows	(33.5)	29.3	29.3	133.0	(3.9)	158.1	197.7
Market appreciation (depreciation)	520.3	399.7	87.5	473.9	42.1	1,481.4	526.8
Other (1)	(4.4)	-	(30.6)	(0.4)	1,259.8	(35.4)	1,170.7
Ending balance	$7,433.1	$6,950.7	$6,521.7	$6,435.5	$5,829.0	$7,433.1	$5,829.0

Institutional Products (2)
Beginning balance	$4,606.9	$4,399.3	$4,538.7	$4,359.5	$4,212.7	$4,359.5	$4,478.2
Inflows	165.4	287.3	189.0	154.6	160.0	796.3	435.9
Outflows	(300.5)	(155.0)	(260.6)	(66.0)	(171.3)	(782.1)	(576.1)
Net flows	(135.1)	132.3	(71.6)	88.6	(11.3)	14.2	(140.2)
Market appreciation (depreciation)	122.3	96.4	(13.7)	109.7	32.1	314.7	233.4
Other (1)	(23.3)	(21.1)	(54.1)	(19.1)	126.0	(117.6)	(211.9)
Ending balance	$4,570.8	$4,606.9	$4,399.3	$4,538.7	$4,359.5	$4,570.8	$4,359.5

Total
Beginning balance	$55,007.0	$52,653.0	$51,207.7	$45,537.0	$41,800.4	$45,537.0	$34,587.6
Inflows	4,619.7	4,869.1	5,595.8	6,242.0	3,850.7	21,326.6	14,447.4
Outflows	(4,022.4)	(3,623.1)	(3,083.6)	(2,516.0)	(2,164.0)	(13,245.1)	(7,716.7)
Net flows	597.3	1,246.0	2,512.2	3,726.0	1,686.7	8,081.5	6,730.7
Market appreciation (depreciation)	2,212.3	1,332.3	(887.9)	2,205.5	534.2	4,862.2	3,842.2
Other (1)	(77.0)	(224.3)	(179.0)	(260.8)	1,515.7	(741.1)	376.5
Ending balance	$57,739.6	$55,007.0	$52,653.0	$51,207.7	$45,537.0	$57,739.6	$45,537.0

(1) Comprised of open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/(dispositions) and marketable securities investments/(liquidations) and the impact of assets from the use of leverage

(2) Includes assets under management related to options strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.   11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Twelve Months Ended
	Dec 31, 2013	Dec 31, 2012	Sep 30, 2013	Dec 31, 2013	Dec 31, 2012

Revenues, GAAP basis	$106,498	$78,919	$100,409	$389,215	$280,086
Less:
Distribution and administration expenses	26,653	19,727	25,253	97,786	68,274
Consolidated sponsored investment products fees (1)	(129)	41	90	13	167

Revenues, as adjusted (2)	$79,974	$59,151	$75,066	$291,416	$211,645

Operating Expenses, GAAP basis	$72,606	$58,447	$68,779	$275,711	$219,641
Less:
Distribution and administration expenses	26,653	19,727	25,253	97,786	68,274
Depreciation and amortization	1,702	1,721	1,735	6,835	5,931
Stock-based compensation (3)	1,885	1,407	1,848	7,490	6,063
Restructuring and severance charges	-	248	-	203	1,597
Newfleet transition related operating expenses (4)	487	529	485	2,172	2,806
Consolidated sponsored investment product expenses (1)	251	161	231	798	315
Closed-end fund launch costs (5)	-	-	-	-	4,465
Operating Expenses, as adjusted (6)	$41,628	$34,654	$39,227	$160,427	$130,190

Operating Income, as adjusted (7)	$38,346	$24,497	$35,839	$130,989	$81,455

Operating margin, GAAP basis	32%	26%	32%	29%	22%
Operating margin, as adjusted (7)	48%	41%	48%	45%	38%

(1) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products.

(2) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the twelve months ended December 31, 2012, distribution and administration expenses included $3.9 million of structuring fees related to a closed-end fund launch. For the purposes of calculating Revenues, as adjusted, for the twelve months ended December 31, 2012 structuring fees paid to third-party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset.

(3) Stock-based compensation expense includes equity issued under company incentive plans and equity granted to our Board of Directors.

(4) For the three months ended December 31, 2013, September 30, 2013, and December 31, 2012, Newfleet transition-related operating expenses include $0.2 million, $0.1 million, and $0.2 million, respectively, of stock-based compensation. For the twelve months ended December 31, 2013 and December 31, 2012, Newfleet transition-related operating expenses include $0.5 million and $0.9 million, respectively, of stock-based compensation.

(5) For the twelve months ended December 31, 2012, closed-end fund launch costs comprise structuring fees of $3.9 million payable to underwriters, sales-based incentive compensation of $0.4 million and unreimbursed offering costs of $0.2 million.

(6) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(7) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.   12

1 Risks of the Virtus Emerging Markets Small-Cap Fund:

Equity Securities Risk: The market price of equity securities may be affected by financial market, industry, or issuer-specific events. Focus on a particular style or on small or medium-sized companies may enhance that risk.

Emerging Markets/Foreign Investing Risk Investing internationally, especially in emerging markets, involves additional risks such as currency, political, accounting, economic, and market risk.

Limited Number of Securities Risk: Because the fund has a limited number of securities, it may be more susceptible to factors adversely affecting its securities than a less concentrated fund.

Economic Conditions Risk: Securities in the fund may go up or down in response to the prospects of individual companies and general economic conditions. Price changes may be short or long term.

2Risks of the Virtus GF Multi-Sector Short Duration Bond Fund:

Credit & Interest Risk: Debt securities are subject to various risks, the most prominent of which are credit and interest rate risk. The issuer of a security may fail to make payments in a timely manner. Values of debt securities may rise and fall in response to changes in interest rates. This risk may be enhanced with longer term maturities.

High Yield Securities Risk: There is a greater level of credit risk and price volatility involved with high-yield securities than with investment-grade securities.

ABS/MBS Securities Risk: Changes in interest rates can cause both extension and prepayment risks for asset and mortgage-backed securities. These securities are also subject to risks associated with the repayment of underlying collateral.

Loan Participation Risk: There may be no ready market for loan participation interests. The fund may have to sell the interests at a substantial discount. Such interests are subject to the credit risk of the underlying corporate borrower.

Emerging Markets/Foreign Investing Risk: Investing internationally, especially in emerging markets, involves additional risks such as currency, political, accounting, economic, and market risk.

These risks are not an exhaustive list of risks associated with investments in the funds. For details of other risks, please review the prospectus.

3 Additional Information on Virtus Funds rated by Morningstar (without load). Period ending Dec. 31, 2013:

Description	Overall	3 Year	5 Year	10 Year
Number of 5, 4 or 3-star funds	27	29	19	15
Percentage of Assets	91%	91%	87%	88%
Total Funds	33	33	27	20

Additional Information on Virtus Funds rated by Morningstar (with load). Period ending Dec. 31, 2013:

Description	Overall	3 Year	5 Year	10 Year
Number of 5, 4 or 3-star funds	24	26	16	11
Percentage of Assets	88%	89%	82%	83%
Total Funds	33	33	27	20

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar RatingTM for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

©2014 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.   13

Data quoted represents past performance. Past performance is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Please carefully consider the Virtus Emerging Markets Small-Cap Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus or summary prospectus. Read it carefully before you invest or send money.

The Virtus GF Multi-Sector Short Duration Fund is not for sale in the U.S. or to U.S. persons. This document does not constitute an offer or solicitation to invest in the fund. The fund is a sub-fund of Virtus Global Funds plc, a public limited company with variable capital incorporated in Ireland and authorized and regulated by the Central Bank of Ireland as an Undertaking for Collective Investment in Transferable Securities (“UCITS”). The offering of the shares of Virtus Global Funds plc is restricted in many jurisdictions and investors must inform themselves of and observe applicable restrictions in their jurisdiction. The fund’s current prospectus and key investor information document (“KIID”) contain more information as well as the risks of investing and may be obtained free of charge from Northern Trust International Fund Administration Services (Ireland) Limited, Georges Court, 54-62 Townsend Street, Dublin 2, Ireland, by calling +353 1 434 5114, or by visiting www.virtusglobalfunds.com. None of the funds have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and none of such shares may be offered, sold, transferred or delivered, directly or indirectly, in the United States or to U.S. residents or citizens. None of the Funds have been or will be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”) and are not available for sales in the U.S. or to U.S. persons.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA, and subsidiary of Virtus Investment Partners, Inc.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc.   14

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2012 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management due to market conditions, investment performance, redemptions or terminations of investment contracts, or regulatory factors; (b) damage to our reputation; (c) our money market funds do not maintain stable net asset values; (d) our inability to attract and retain key personnel; (e) the competition we face in our business, including competition related to investment products and fees; (f) limitations on our deferred tax assets; (g) changes in key distribution relationships; (h) interruptions in service or failure to provide service by third-party service providers for technology services critical to our business; (i) adverse regulatory and legal developments; (j) impairment of our goodwill or intangible assets; (k) lack of availability of required and necessary capital on satisfactory terms; (l) liabilities and losses not covered by our insurance policies; (m) significant reductions to our fee rates; and (n) certain other risks and uncertainties described in our 2012 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com